PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001

Report of Independent Registered
Public Accounting Firm

To the Trustees of DWS Investment
Trust and the Shareholders of DWS
Capital Growth Fund:

In planning and performing our audit of
the financial statements of DWS Capital
Growth Fund (the "Fund"), as of and for
the year ended September 30, 2008 in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
the Fund's internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Fund's internal
control over financial reporting.
Accordingly, we do not express an
opinion on the effectiveness of the
Fund's internal control over financial
reporting.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United
States).  However, we noted no
deficiencies in the Fund's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2008.

This report is intended solely for the
information and use of the Trustees,
management, and the Securities and
Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parties.



PricewaterhouseCoopers LLP
November 25, 2008
PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001

Report of Independent Registered
 Public Accounting Firm

To the Trustees of DWS Investment
Trust and the Shareholders of DWS
Growth & Income Fund:

In planning and performing our audit
of the financial statements of DWS
Growth & Income Fund (the
"Fund"), as of and for the year ended
September 30, 2008 in accordance with
the standards of the Public
Company Accounting Oversight Board
(United States), we considered the
 Fund's internal control over
financial reporting, including control
activities for safeguarding securities,
 as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply
with the requirements of Form N-SAR,
but not for the purpose of expressing
 an opinion on the
effectiveness of the Fund's internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Fund's internal control over financial reporting.

The management of the Fund is responsible for
 establishing and maintaining effective
internal control over
financial reporting.  In fulfilling this
 responsibility, estimates and judgments
by management are required to
assess the expected benefits and related
 costs of controls.  A fund's internal
control over financial
reporting is a process designed to provide
 reasonable assurance regarding the
reliability of financial
reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal
 control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control
does not allow management or employees,
in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness
 is a deficiency, or a combination
of deficiencies, in internal control
over financial reporting, such that
 there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements
 will not be prevented or
detected on a timely basis.

Our consideration of the Fund's
 internal control over financial
 reporting was for the limited purpose
described in the first paragraph
and would not necessarily disclose
 all deficiencies in internal control over financial reporting that might be significant deficiencies or material
 weaknesses under standards
established by the Public Company
Accounting Oversight Board (United States).
However, we noted no
deficiencies in the Fund's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to
 be material weaknesses as defined above as of September
30, 2008.

This report is intended solely for the
information and use of the Trustees,
management, and the Securities
and Exchange Commission and is not
 intended to be and should not be
used by anyone other than these
specified parties.



PricewaterhouseCoopers LLP
November 19, 2008
PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001

Report of Independent Registered Public
Accounting Firm

To the Trustees of DWS Investment Trust and the Shareholders of DWS Small Cap Core Fund:

In planning and performing our audit of the financial statements of DWS Small Cap Core
Fund (the "Fund"), as of and for the year ended
September 30, 2008 in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the Fund's internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Fund's internal control over financial reporting.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public
Company Accounting Oversight Board (United
States). However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September
30, 2008.

This report is intended solely for the information and use of the Trustees, management, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
November 19, 2008